UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2023

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)

10 S. Riverside Plaza, Suite 1520, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 766-2138

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 26, 2023, DDI Acquisition LLC (“Kingsway Buyer”), a subsidiary of Kingsway Financial Services Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Thomas J. Corney and TC Family 2023 LLC (collectively, the “Sellers”), pursuant to which, subject to the terms and conditions of the Agreement, the Kingsway Buyer acquired from the Sellers all of the issued and outstanding shares of capital stock (the “Acquired Shares”) of Digital Diagnostics Imaging, Inc. (“DDI”). The acquisition was effective as of 12:01 a.m. on October 26, 2023.

Pursuant to the terms of the Agreement, as consideration for the Acquired Shares, Kingsway Buyer paid cash consideration equal to $11,000,000, of which $250,000 was delivered to an escrow account for purposes of satisfying the Sellers’ post-closing indemnification obligations (the “Closing Consideration”). The Closing Consideration was financing with a combination of cash on hand and debt financing provided by Signature Bank, and is subject to adjustment based on the final determination of the amount of working capital of the Company as of the closing.

The Agreement contains customary representations and warranties and covenants from the Sellers and DDI, including but not limited to representations and warranties about DDI’s business, financial statements, material contracts, liabilities, real property, intellectual property, customers and suppliers, legal proceedings, environmental matters, employee benefit matters and healthcare regulatory matters. The Sellers and DDI are also subject to customary indemnification obligations related to breaches or misrepresentations under the Agreement, customary covenants and any losses related to transaction expenses, indebtedness and pre-closing taxes, subject in the case of misrepresentations to a maximum liability cap in certain circumstances.

Kingsway Buyer also made customary representations and warranties and covenants, including but not limited to representations and warranties about Kingsway Buyer’s authority to enter into the transaction and ability to pay the Closing Consideration. Kingsway Buyer is also subject to customary indemnification obligations related to breaches or misrepresentations under the Agreement, customary covenants and post-closing taxes, subject in the case of misrepresentations to a maximum liability cap in certain circumstances.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is included as Exhibit 10.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Agreement were made only for the purposes of the Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties to the Agreement in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Item 7.01. Regulation FD Disclosure.

On October 27, 2023, the Company issued a press release announcing the acquisition of DDI.

The Company will host a conference call on October 31, 2023 at 5:00 p.m. Eastern Time to discuss the acquisition.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

10.1	Stock Purchase Agreement by and among Thomas J. Corney and TC Family 2023 LLC, as Sellers, and DDI Acquisition LLC, as Buyer, dated October 26, 2023*.
99.1	Kingsway Financial Services Inc. press release, dated October 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such annexes, schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

Date: October 30, 2023	By:	/s/ Kent A. Hansen
	Name:	Kent A. Hansen
	Title:	Chief Financial Officer